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                                                                      Exhibit 21
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                SUBSIDIARIES OF THE REGISTRANT

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          Name of Subsidiary             Jurisdiction
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     Electric Fuel (E.F.L.) Ltd.             Israel
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          Electric Fuel B.V.              Netherlands
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          Electric Fuel GmbH                Germany
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Electric Fuel Consumer Products Corp.       Delaware
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  Electric Fuel Transportation Corp.        Delaware
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      Instant Power Corporation             Delaware
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